July 29, 2005

Corgenix Medical Corporation
12061 Tejon Street
Westminster, Colorado 80234

Re:                               Registration Statement on Form SB-2 Relating to 26,475,314 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Corgenix Medical Corporation, a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”) relating to the registration of:

(a)                                  1,314,381 shares of the Company’s common stock owned by certain shareholders of the Company;

(b)                                 8,411,561 shares of the Company’s common stock issuable upon the conversion by CAMOFI Master LCD of a secured convertible promissory note delivered by the Company in connection with a loan (the “CAMOFI Note”); 261,076 shares of the Company’s common stock issuable upon the conversion by Truk International Fund of a secured convertible promissory note delivered by the Company in connection with a loan (the “Truk International Note”); and 4,090,191 shares of the Company’s common stock issuable upon the conversion by Truk Opportunity Fund of a secured convertible promissory note delivered by the Company in connection with a loan (the “Truk Opportunity Note,” together with the CAMOFI Note and the Truk International Note, the “Notes”);

(c)                                  885,090 shares of the Company’s common stock issued upon the conversion of certain subordinated debt in a private placement (the “Subordinated Debt Shares”);

(d)                                 11,013,014 shares of the Company’s common stock issuable upon the exercise of warrants issued in a private placement to various warrant holders (together, the “Warrants”); and

(e)                                  500,000 shares of the Company’s common stock issued to Ascendiant Capital in a private placement (the “Consulting Fee Shares”).

This opinion is delivered in connection with the filing by the Company of the Registration Statement and pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Company, as amended and as in effect on the date hereof; (iii) the Notes; (iv) the Warrants; (v) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing; and (vi) such other documents, certificates or other records as we have deemed necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to as copies or facsimiles. As to any facts material to this opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(1)                                  The issuance and sale by the Company of the shares of the Company’s common stock included in the Registration Statement that are presently issued and outstanding were duly authorized by all necessary corporate action, and such shares are validly issued, fully paid and non-assessable.

(2)                                  The shares of the Company’s common stock included in the Registration Statement to be issued upon the conversion of each of the Notes have been duly authorized by all necessary corporate action, and will be validly issued, fully paid and non-assessable when each such Note is duly converted in accordance with the terms thereof.

(3)                                  The shares of the Company’s common stock included in the Registration Statement to be issued upon exercise of each Warrant have been duly authorized by all necessary corporate action, and, when issued upon proper exercise and payment as set forth in such Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities being registered. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

We are admitted to the Bar in the State of Colorado, but not admitted to practice in the State of Nevada.  However, we are generally familiar with the Business Corporation Act of the State of Nevada (the “NBCA”) and have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.  This opinion letter is limited, as set forth above, to the NBCA, as such laws presently exist and to the facts as they presently exist, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction.

This opinion speaks as of the date hereof, and we undertake no (and disclaim any obligation) to advise you or any other person of any event or circumstance affecting any matter set forth herein that may occur after the date hereof.

Very truly yours,

/s/ OTTEN, JOHNSON, ROBINSON, NEFF & RAGONETTI, P.C.

RPA/gm